Exhibit 5.1

DLA Piper LLP (US)

4365 Executive Drive, Suite 1100

San Diego, California 92121-2133

www.dlapiper.com

T 858.677.1400

F 858.677.1401

October 9, 2014

Pure Bioscience, Inc.

1725 Gillespie Way

El Cajon, CA 92020

Registration Statement on Form S-1

Relating to 15,503,967 Shares of Common Stock and 4,752,313 shares of Common Stock issuable upon the exercise of Warrants

Ladies and Gentlemen:

We have acted as counsel to Pure Bioscience, Inc., a Delaware corporation (the “Company”), in connection with the filing on the date hereof of a registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of up to 20,256,280 shares, which includes 4,752,313 shares that may be acquired upon exercise of certain warrants (the “Warrants”), of the Company’s Common Stock, par value $0.01 per share (the “Shares”) that the Registration Statement contemplates will be sold by certain selling security holders.

We have examined all instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. We express no opinion concerning any law other than the corporation law of the State of Delaware and the federal law of the United States.

Based upon and subject to the foregoing, we are of the opinion that the Shares that are being offered by the selling security holders have been duly authorized and are, or upon proper exercise of the Warrants in accordance with their terms, will be, validly issued, fully paid and non-assessable.

In addition to the qualifications set forth above, the foregoing opinion is further qualified as follows:

(a) The foregoing opinion is rendered as of the date hereof. We assume no obligation to update such opinion to reflect any facts or circumstances that may hereafter come to our attention or changes in the law which may hereafter occur.

(b) We express no opinion as to compliance with the securities (or blue sky) laws of any jurisdiction.

(c) This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ DLA Piper LLP (US)

DLA Piper LLP (US)